UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 17, 2025

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY	10019-2714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Compensation

On February 17, 2025, in connection with the previously announced appointment of Benjamin J. Tisch, effective January 1, 2025, as President and Chief Executive Officer of Loews Corporation (the “Corporation”), the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) established the following compensation for Mr. Tisch: an annual base salary of $1,000,000; a target cash incentive compensation award for 2025 of $2,600,000; and a target performance-based restricted stock unit (“PRSU”) award for 2025 of 10,690 PRSUs, representing a grant date fair value of $900,000. Mr. Tisch’s cash incentive compensation and PRSU awards were made pursuant to the Registrant’s 2016 Incentive Compensation Plan and the terms of such awards are substantially the same as those granted to the Corporation’s other executive officers.

Special Stock Appreciation Right Awards

In addition, on February 17, 2025, in connection with the leadership transition, the Compensation Committee approved special grants of stock appreciation rights (“SARs”) to each of Benjamin J. Tisch, Alexander H. Tisch, Vice President of the Corporation and President and Chief Executive Officer of the Corporation’s subsidiary, Loews Hotels & Co, and Jane J. Wang, Senior Vice President and Chief Financial Officer of the Corporation. The SARs awards are not part of the executives’ regular annual compensation and will not be awarded on a regularly recurring basis.

The following table sets forth the number of SARs awarded to each executive at the applicable exercise prices:

Exercise Price
	$100/share	$150/share	$200/share
Benjamin J. Tisch	100,000 SARs	150,000 SARs	200,000 SARs
Alexander H. Tisch	100,000 SARs	150,000 SARs	200,000 SARs
Jane J. Wang	75,000 SARs	112,500 SARs	150,000 SARs

The SARs have a 10-year term and become exercisable seven years after the grant date.

For the SARs to provide value, the price of the Corporation’s common stock must appreciate from its current trading price to the applicable exercise prices, and the executives must remain employed by the Corporation (except as described in the following paragraph). Approximately 22% of the SARs are exercisable if the Corporation’s common stock reaches $100 per share during the exercise period, an additional approximately 33% of the SARs are exercisable if the Corporation’s common stock reaches $150 per share during the exercise period and an additional approximately 45% of the SARs are exercisable if the Corporation’s common stock reaches $200 per share during the exercise period.

The SARs will be automatically forfeited upon a termination of service, other than in the case of death or disability, a termination by the Corporation without cause or a termination by the executive for good reason (in each case as defined in the applicable award terms). In the case of a termination due to death or disability, the SARs will expire on the earlier of the third anniversary of termination and the expiration of the 10-year term. In the case of a termination by the Corporation without cause or a termination by the executive for good reason, the SARs will expire on the earlier of the second anniversary of termination and the expiration of the 10-year term.

The grant date fair value of the SARs awards are $4,093,500 for each of Messrs. Benjamin and Alexander Tisch and $3,070,125 for Ms. Wang.

Payments made in respect of any exercised SARs will be made in shares of the Corporation’s common stock, unless the Corporation elects to make any such payments in cash.

The SARs and any stock delivered or cash paid upon the exercise of the SARs will be subject to clawback pursuant to the Corporation’s executive incentive compensation clawback policy or as required by applicable law.

In granting the awards, the Committee considered that the awards would provide significant incentives to create shareholder value and help further motivate and retain the executives.

The description of the awards as summarized above is qualified in its entirety by reference to the copy of the form of SAR award notice, which is attached as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits:

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

10.01	Form of Award Notice for Stock Appreciation Rights under the Loews Corporation 2016 Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 18, 2025	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel
and Secretary